EXHIBIT 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into this 18th day of June 2004, by and between Precis, Inc., an Oklahoma corporation (the “Company”), and National Center for the Employment of the Disabled, a Texas nonprofit corporation (“NCED”) (collectively NCED and the Company are referred to as the “parties” or individually the “party”).

Background.  On the date of this Agreement, the Company, NCED,  Precis-Access Acquisition, Inc., a Texas corporation and a wholly-owned subsidiary of the Company, Access Administrators, Inc., a Texas corporation (“AAI”), Access Healthsource Administrators, Inc., a Texas corporation (“AHA”), Advantage Care Network, Inc., a Delaware corporation (“ACN”), entered into the Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which NCED sold its shares of the capital stock of Access HealthSource, Inc. (and the stock of its wholly owned subsidiaries, AAI, AHA and ACN) to the Company and may become entitled to receive the Company’s common stock, $.01 par value per share (the “Common Stock”) in accordance with the provisions of the Stock Purchase Agreement.

In consideration of the background of the transactions and the mutual covenants and agreements set forth in this Agreement, the parties hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1.                                      Definitions.  As used herein, unless the context otherwise requires, the following terms shall have the following respective meanings:

Commission:  The Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Exchange Act.

Exchange Act:  The Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.  References to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

Person:  A corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a trust or estate, an unincorporated organization, or a government or any department or agency thereof.

Registrable Securities:  (i) Any shares of Common Stock issued to and received by NCED under the terms of or in conjunction with the Stock Purchase Agreement, and (ii) any securities issued or issuable with respect to any Common Stock referenced in the foregoing clause by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.  As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities, unless such securities are not sold pursuant to such registration as a result of non-compliance by the Company with this Agreement, upon (i) a registration statement with respect to the sale of such securities shall have been declared effective by the Commission, (ii) the securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of the securities shall not require registration or qualification under the Securities Act or any similar state law then in force, or (iii) the securities shall have ceased to be outstanding.

Registration Expenses:  All expenses incident to the Company’s performance of or compliance with Section 2 of this Agreement, including without limitation all registration, filing and listing or NASDAQ fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of the Company’s independent public accountants, including without limitation the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, the fees and disbursements of any counsel retained by the holder or holders of the Registrable Securities being registered, premiums and other costs of policies of insurance, if any, against liabilities arising out of the public offering of the Registrable Securities being registered, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Securities being registered.

Securities Act:  The Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.  References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

2.  Registration under Securities Act.

2.1  Right to Include Registrable Securities.  In the event the Company at any time proposes to register any of its securities under the Securities Act (other than by registration on Form S-8 or Form S-4 or any successor or similar form), whether or not for sale for the Company’s own account, each such time the Company shall give prompt written notice (the “Registration Notice”) to all holders of Registrable Securities of the Company’s intention to register its securities under the Securities Act, of the intended method of disposition of such securities, and of such holder’s or holders’ rights under this Section 2.1.  Upon the written request of any such holder made within 15 days after the receipt of such Registration Notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof, that can be by an underwritten offering, even if such was not intended by the Company), subject to the provisions of this Agreement, the Company will use its best efforts to obtain an order of effectiveness from the Commission covering the  registration of those Registrable Securities that the Company has been requested to register by the holder or holders of Registrable Securities to the extent necessary to permit the disposition in accordance the intended method or methods of the Registrable Securities to be registered.

2.2 Mandatory Registration of Registrable Securities.  The Company shall use its best efforts to file a Form S-3 registration statement under the Securities Act covering the Registrable Securities within 45 days after issuance to and receipt by NCED of the Registrable Securities.  The Company shall use its best efforts to have such registration declared effective by the Commission at the earliest practicable time.  The Company shall maintain effectiveness of such registration until such time that the Registrable Securities covered by such registration may be sold by NCED without registration under the Securities Act.

2.2  Priorities of Underwriter or Company.

2.2.1  Underwritten Registration.  In the event (i) a registration pursuant to Section 2 involves an underwritten offering of securities so being registered, whether or not for sale for the account of the Company, to be distributed by or through one or more underwriters under underwriting terms appropriate for such a transaction, (ii) the Registrable Securities so requested to be registered for sale for the account of a holder or holders of Registrable Securities are to be included in such underwritten offering (because the Company has been requested to include such Registrable Securities pursuant to Section 2.1), and (iii) the managing underwriter of such underwritten offering shall inform the Company and the holder or holders of Registrable Securities requesting such registration in writing of its belief that  the number of securities requested to be included in such registration exceeds the number that can be sold in (or during the time of) such offering, then the Company may include all securities proposed by the Company to be sold for its own account and may decrease the number of Registrable Securities proposed to be sold and requested to be included in such registration (pro rata on the basis of the percentage of the securities of the Company, by number of shares, requested to included in the registration by the holder or holders of such Registrable Securities to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter.

2.2.2  Company’s Right to Delay Registration.  In the event, at any time after giving the applicable Registration Notice pursuant to Section 2.1 and prior to the effective date of the registration statement under the Securities Act filed in connection with such registration, the Company shall determine for any reason, after consultation with the holder or holders of Registrable Securities that have requested inclusion in such registration, not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each such holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration; provided, however, that such determination by the Company shall be without prejudice to the rights of any holder or holders of Registrable Securities pursuant to Section 2 to include such holder’s or holders’ Registrable Securities in a subsequent registration by the Company, and (ii) in the case of a determination by the Company to delay registering, the Company shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.  The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to Section 2.

2.3  Registration Procedures.  Whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2, the Company, as expeditiously as possible, will:

(i)  with respect to the registration of Registrable Securities under the Securities Act prepare and (as soon thereafter as possible) file with the Commission the requisite registration statement to effect such registration and, thereafter, use its best efforts to cause such registration to become effective; provided however, that the Company may discontinue any registration of its securities that are not Registrable Securities at any time prior to the effective date of the registration statement under the Securities Act or under any state securities or blue sky laws relating thereto;

(ii)  prepare and file with the Commission which amendments and supplements to the requisite registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time that all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement, but in no event for a period of nine consecutive months (or such longer period of time as permitted by the Securities Act) from the date on which the registration statement became effective under the Securities Act;

(iii)  furnish to each seller of Registrable Securities covered by such registration statement (A) such number of conformed copies of such registration statement and such number of each amendment and supplement thereto (in each case including all exhibits), (B) such number of copies of the prospectus contained in such registration statement (including preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and (C) such other documents, as such seller may reasonably request;

(iv)  use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of each state that each seller of Registrable Securities shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect (subject to Section 2.3(ii)), and take any other action that may be reasonably necessary or advisable to enable such seller to consummate the disposition in such states of the securities owned by such seller, except that the Company shall not for any such purpose be required to either qualify generally to do business as a foreign corporation, or subject itself to taxation in any jurisdiction wherein it would not, but for the requirements of this subsection (iv), be obligated to be so qualified or subject to taxation or to consent to general service of process in any such jurisdiction or to any material restrictions on the conduct of the Company’s business, or any restrictions on payments to any of the Company’s shareholders, or require the escrow, “lockup” or placing of any restrictions on the sale and disposition of securities of the Company (other than as may have been previously imposed or existed immediately before the effective date of the registration statement under the Securities Act) held of record by any of the Company’s officers, directors or controlling Persons that is not a seller of Registrable Securities;

(v)  use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such registrable Securities;

(vi)  furnish to each seller of Registrable Securities a signed counterpart, addressed to each seller (and the underwriters, if any) of

(A)  an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten  offering, dated the date of the closing under the underwriting agreement) reasonably satisfactory in form and substance to such seller, and

(B)  in the event the offering is underwritten, a “comfort” letter, dated the effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants’ letter, with respect to the events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants’ letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller or such holder or holders (or the underwriters, if any) may reasonably request;

(vii)  notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements in this agreement not misleading in the light of the circumstances under which they were made, and at the request of any such seller or holder promptly prepare and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances under which they were made;

(viii)  otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, a historical earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first full fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any amendment or supplement to the registration states to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules or regulations thereunder;

(ix)  provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

(x)  use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Common Stock is then listed or quoted on a recognized quotation service which also provides quotations of the Common Stock.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

Each holder of Registrable Securities agrees, as a condition of this Agreement, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(vii), (i) such holder will forthwith discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(vii), (ii) such holder will promptly deliver copies of such supplemented or amended prospectus to each purchaser or potential purchaser to whom such holder had delivered the prospectus prior to such supplementation or amendment, and (iii) if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

2.4  Underwritten Offerings.  If the Company at any time proposes to register any of its securities under the Securities Act, as contemplated by Section 2, and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 2.1 and subject to the provisions of this Section 2.4, arrange for such underwriters to include all of the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters.   In the event that the managing underwriter of any underwritten offering informs the Company and the holder or holders of Registrable Securities requesting the inclusion of their securities in such offering in writing of its belief that the number of securities requested to be sold in such offering exceeds the number which can be sold in such offering, then the Company will include in such offering only securities proposed to be sold by Company for its own account and decrease the number of Registrable Securities so proposed to be sold and requested to be included in such offering (pro rata on the basis of the percentage of the securities, by number of shares, of the Company requested to be included in the offering by the holder or holders of such Registrable Securities and all other holders of the Company’s securities proposing to include shares in such offering) to the extent necessary to reduce the number of securities to be included in such offering to the level recommended by the managing underwriter.  The holder or holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and any necessary or appropriate customary agreements, shall execute appropriate powers of attorney, and may at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holder or holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holder or holders of Registrable Securities.  Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representatives, warranties and agreements regarding such holder, such holder’s Registrable Securities and such holder’s intended method of distribution and any other representation required by law.

2.5  Preparation; Reasonable Investigation.  In connection with the preparation and filing of each registration statement under the Securities Act covering Registrable Securities, the Company will give the holder or holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto, and will give each of them such access to the Company’s books and records and such opportunities to discuss the business of the Company with its officers and independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

2.6  Indemnification.

2.6.1  Indemnification by the Company.  In the event of any registration of any securities of the Company under the Securities Act, the Company hereby agrees and will indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, it directors, officers, representatives and agents, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, representative, agent, underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will indemnify such seller and each such director, officer, representative, agent, underwriter and controlling Person for any legal or there expenses reasonably incurred by them in connection with investigation or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company by such seller specifically stating that it is for use in the preparation thereof; and provided further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was contained in such final prospectus.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, representative, agent, underwriter or controlling Person shall survive the transfer of such securities by such seller.

2.6.2  Indemnification by the Sellers.  The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.6.1 hereof) the Company, each director, officer, representative and agent of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such seller for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, representative, agent, or controlling Person and shall survive the transfer of such securities by such seller.

2.6.3  Notices of Claims and Procedure.  Promptly after receipt by an indemnified Person of notice of the commencement of any action or proceeding involving a claim referenced in Section 2.6.1 or 2.6.2, such indemnified Person will, if a claim in respect thereof is to be made against an indemnified party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified Person to give notice as provided in this Section shall not relieve the indemnifying party of its obligations under Section 2.6.1 or 2.6.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action is brought against an indemnified Person, unless in such indemnified Person’s reasonable judgment a conflict of interest between such indemnified Person and such indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying party to such indemnified Person of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified Person for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation.  If, in such indemnified Person’s reasonable judgment a conflict of interest does or may exist in respect of such claim, the indemnified Person or Persons shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified Person or Persons, in which case the indemnifying party shall bear the costs of such defense.  No indemnifying party shall, without the consent of the indemnified Person, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Person of a release from all liability with respect so such claim or litigation and otherwise in form and substance satisfactory to the indemnified Person.  The indemnifying party shall not be required to indemnify any indemnified Person against any settlement or judgment that shall be consented to by an indemnified Person without the consent of the indemnifying party.

2.6.4  Other Indemnification.  Indemnification similar to that specified in Sections 2.6.1, 2.6.2 and 2.6.3 hereof (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under federal or sate law or regulation of any governmental authority other than the Securities Act.

2.6.5  Indemnification Payments.  The indemnification required by this Section 2.6 shall be made by prompt payments of the amounts thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

2.6.6  Contribution.  If any of the indemnification provisions provided for in this Section 2.6 are determined to be unenforceable or unavailable to an indemnified Person in respect of any claim or action, then each indemnifying party, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such claims in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified Person from the registration statement, but also the relative fault of the indemnified Person and the indemnifying party in connection with the statements or omissions which resulted in such claim or action as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and the indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the information supplied by the indemnifying party or by the indemnified Person and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Person in connection with investigation or defending any action or claim.  No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person that is not guilty of such fraudulent misrepresentation.

2.7  Adjustments Affecting Registrable Securities.  The Company will not effect or permit to occur any combination or subdivision of shares which would materially adversely affect the ability of the holder of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securities under any such registration.

3.  Rules 144 and 144A.  The Company represents and warrants to NCED that it has filed registration statements pursuant to the requirements of Section 12(g) of the Exchange Act and/or pursuant to the requirements of the Securities Act, and has filed the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder.  The Company will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable

Securities without registration provided by (i) Rules 144 and 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.  Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

4.  Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of more than a majority of the Registrable Securities at the time outstanding; provided, however, if such amendment, action or omission to act would adversely affect the rights of any holder of Registrable Securities, no consent thereto shall be effective without the concurrence of each holder who would be adversely affected thereby.  Each holder of Registrable Securities at the time or thereafter outstanding shall be bound by a consent obtained by the Company given by the holder or holders of the Registrable Securities pursuant to this Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.

5.  Notices.  All notices and other communications required or permitted hereunder shall be in writing, and shall be deemed to have been delivered on the date delivered by hand or transmitted by telegram, facsimile or by similar means, on the first day following the day when sent by recognized courier or overnight delivery service (fees prepaid), or on the third day following the day when deposited in the U. S. mail, registered or certified (postage prepaid), addressed (i) if to the holder or holders of the Registrable Securities, to the attention of each Person at the address set forth in the stock records of the Company or such address, or to the attention of such other Person or Persons, as the holder or holders of the Registrable Securities shall have furnished to the Company in writing, or (ii) if to the Company, 2040 North Highway 360, Grand Prairie, Texas 75050, to the attention of its Chief Executive Officer, or such other address, or to the attention of such other Person or Persons, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding; provided, however, that any such communication to the Company may also, at the option of the holder of Registrable Securities giving notice, be delivered by personal delivery to any officer of the Company.

6.  Assignment.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of NCED shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities who has executed a copy of this Agreement or otherwise indicated its agreement to be bound hereby.

7.  Descriptive Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  In this Agreement

(i) words denoting the singular include the plural and vice versa,

(ii) ”it” or “its” or words denoting any gender include all genders,

(iii) the word “including” shall mean “including without limitation,” whether or not expressed,

(iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement, unless otherwise expressly provided,

(v) any reference in this Agreement to a subparagraph, a subsection, or a Section refers to a subparagraph, a subsection, or a Section of this Agreement, unless otherwise specifically stated,

(vi) when calculating the period of time within or following which any act is to be done or steps taken, the date that is the reference day in calculating such period shall be excluded and if the last day of such period is a day on which banks in Texas are required or authorized to be closed, then the period shall end on the next day that banks in Texas are not required or authorized to be closed and

(vii) any reference to a Party’s “best efforts” or “reasonable efforts” shall not include any obligation of such Party to pay, or guarantee the payment of, money or other consideration to any third Person or to agree to the imposition on such Party or its affiliates of any condition reasonably considered by such Party to be materially burdensome to such Party or its affiliates.

8.  Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas, without regard to principles of conflicts of laws.

9.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, or have caused this Agreement, or have caused this Agreement to be executed and delivered by their respective duly authorized officers, on the date first above written.

“Company”	PRECIS, INC.

	By:	/s/ Judith H. Henkels
Judith H. Henkels, Chief Executive Officer

“NCED”	NATIONAL CENTER FOR THE EMPLOYMENT OF THE DISABLED

	By:	/s/ Robert E. Jones
Robert E. Jones, Chief Executive Officer